Exhibit 99.2

Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances
Relating to Exchange Act Filings

I, Robert B. Dimond, state and attest that:

(1) I make the following statements to the best of my knowledge.

(2)  For the reasons set forth below, I am unable to make the certification required by Paragraph (a) of the Securities and Exchange Commission’s (the “SEC” or the “Commission”) Order Requiring the Filing of Sworn Statements Pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934, (File No 4-460).

(a)  Nash Finch Company (“Nash Finch” or the “Company”) has initiated an internal review concerning practices and procedures relating to certain promotional allowances to the Company by vendors that reduce the cost of goods sold.  The review is focused on how the Company assesses Count-Recount charges.  The review has not been completed as of the date hereof.

(b)  These practices and procedures are the subject of an informal inquiry by the SEC, with which the Company intends to cooperate.

(c)  As a result of the Company’s internal review and the SEC’s informal inquiry, the Company is unable to finalize its interim financial statements, as of October 5, 2002 and for the sixteen-week and forty-week periods then ended, and accordingly, the Company’s independent public accountants have not completed their review of such interim financial statements.

(3)  In light of the matters and uncertainties described above, I am not able at this time to express a view concerning the accuracy and completeness of Nash Finch’s covered reports.

(4)  I have reviewed the contents of this statement with the Company’s audit committee.

(5)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•                  the Nash Finch Annual Report on Form 10-K for the fiscal year ended December 29, 2001, filed with the Commission on February 8, 2002;

•                  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Nash Finch filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•                  any amendments to any of the foregoing.

/s/ Robert B. Dimond	Subscribed and sworn to before me this
Robert B. Dimond	21st day of November, 2002
November 21, 2002

/s/ Judy I. Hasse
Notary Public

My commission expires: Jan. 31, 2005